EXHIBIT 5

                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000


                                 April 16, 1999



Aerial Communications, Inc.
Suite 1100
8410 West Bryn Mawr Avenue
Chicago, Illinois  60631

                  Re:      Aerial Communications, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

                  We are counsel to Aerial Communications, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and delivery of 456,000 Common Shares, par value $1.00 per share (the "Shares"), of the Company pursuant to the Aerial Communications, Inc. Retention Restricted Stock Unit Plan (the "Plan").

                  In rendering this opinion, we have examined and relied upon a copy of the Plan and the Registration Statement, including the related Prospectus. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

                  2. Each Share will be legally issued, fully paid and nonassessable when (i) the shareholders of the Company shall have duly approved the Plan; (ii) the Registration Statement shall have become effective under the Securities Act; (iii) such Share shall have been duly issued and delivered in the manner contemplated by the Plan; and (iv) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance and delivery of the Shares.

                  The Company is controlled by Telephone and Data Systems, Inc. ("TDS"), which is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of TDS, the


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Aerial Communications, Inc.
April 16, 1999
Page 2


Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS, the Company and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, the Company and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of certain subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of TDS, are partners of this Firm.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement, including the related Prospectus.


                                                     Very truly yours,

                                                     /s/ Sidley & Austin

                                                     SIDLEY & AUSTIN



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